                      [Mar Ventures, Inc. - Letterhead]



                                PRESS RELEASE


                            FOR IMMEDIATE RELEASE


SUBJECT: Mar Ventures Announces Signing Letter of Intent with Pyr Energy, LLC

CONTACT:  Buddy Young, President & C.E.O.-MAR VENTURES
          (818) 784-0040


ENCINO, California, June 6, 1997-Mar Ventures, Inc.(MRVI-OTC) today announced that it has signed a letter of intent, dated June 3, 1997, with Pyr Energy, LLC pursuant to which Mar Ventures has been granted the option to either (i) acquire all of the membership interests in Pyr or (ii) to effect a merger or other combination of Mar Ventures (or a subsidiary corporation or other entity controlled by Mar Ventures) and Pyr. In connection with the letter of intent, Mar Ventures has made a short-term loan in the amount of $275,000 to Pyr.

Pyr Energy, LLC is an independent oil and gas company whose focus is on exploration in the United States.

Mar Ventures common shares are traded over-the-counter on the NASD'S "Bulletin Board" system, with the symbol "MRVI."

Mar Ventures, Inc., creates, distributes and markets television programming.